EXHIBIT (10) (z)
FOURTH AMENDMENT TO
J. ALEXANDER’S CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN
(as amended and restated as of January 1, 1997)
     WHEREAS, J. Alexander’s Corporation, a Tennessee corporation (the “Company”), maintains the J. Alexander’s Corporation Employee Stock Ownership Plan (the “Plan”) to enable its eligible employees to share in the growth and prosperity of the Company; and
     WHEREAS, the Company most recently has restated the Plan, effective January 1, 1997, and has subsequently amended the Plan to make changes required as a result of Federal tax legislation and U.S. Department of Labor regulations; and
     WHEREAS, the Company desires to amend the Plan to freeze participation in the Plan so that no new participants may enter the Plan after December 31, 2006.
     NOW, THEREFORE, in consideration of the premises, effective December 31, 2006, the Company hereby amends the Plan as follows:
     1. Section 2.1(tt) of the Plan is amended to provide as follows:
     (tt) Participant. A person participating in the Plan in accordance with the provisions of Article III. Notwithstanding any other provision in the Plan to the contrary, no Employee who is not a Participant on December 31, 2006, shall become a Participant after that date. However, Participants shall continue to receive credit for Years of Vesting Service in accordance with Section 2.1(ggg) of the Plan and for the purpose of receiving allocations of discretionary Employer contributions under Section 4.1 of the Plan.
     2. A new paragraph is added to the end of Section 3.1 of the Plan, which shall read as follows:
     Notwithstanding any other provision in the Plan to the contrary, no Employee who is not a Participant on December 31, 2006, shall become a Participant after that date. However, Participants shall continue to receive credit for Years of Vesting Service in accordance with Section 2.1(ggg) of the Plan and for the purpose of receiving allocations of discretionary Employer contributions under Section 4.1 of the Plan.
     IN WITNESS WHEREOF, J. Alexander’s Corporation has caused this Fourth Amendment to the J. Alexander’s Corporation Employee Stock Ownership Plan to be executed this 20th day of December 2006, effective as of December 31, 2006, by its duly authorized officers.

J. ALEXANDER’S CORPORATION

	By:	/s/ J. Michael Moore

	Title:	Vice President Human Resources and Administration

ATTEST:
/s/ Ruth Ann Tidwell

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